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                                                                   EXHIBIT 10.08


                             SECOND AMENDMENT TO THE
                             COMSHARE, INCORPORATED
                     1998 GLOBAL EMPLOYEE STOCK OPTION PLAN


         Pursuant to resolutions adopted by the Board of Directors of Comshare, Incorporated on February 16, 2001, the 1998 Global Employee Stock Option Plan (the "Plan") is hereby amended as set forth below.

         Effective February 16, 2001, the first two sentences in Section 8 "Termination of Employment" shall be amended and restated in their entirety to read as follows:

                  Upon the expiration of a period of ninety (90) days after the termination of employment of an optionee for any reason other than death or disability as defined in Section 22(e) of the Code, all rights to purchase shares pursuant to an exercisable option shall expire and terminate; provided, however, that the Committee, in its sole discretion, may permit an option to continue to vest and/or expire later than ninety (90) days following an optionee's termination of employment but not later than the original expiration date of the option. The Committee also may determine that an option granted under the Plan shall terminate at a time prior to ninety (90) days following termination of employment.


         THIS SECOND AMENDMENT to the Comshare, Incorporated 1998 Global Employee Stock Option Plan is hereby executed as of February 16, 2001.



                                     COMSHARE, INCORPORATED




                                  By: /s/ Brian Jarzynski
                                     --------------------
                                      Brian Jarzynski
                                      Vice President and Chief Financial Officer